Registration No. 333-

As filed with the Securities and Exchange Commission on September 30, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INFOSPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1718107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 108th Avenue NE, Suite 1200

Bellevue, Washington 98004

(Address, including zip code and telephone number, of principal executive offices)

INFOSPACE, INC. RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN

(Full title of the plan)

Alesia L. Pinney

General Counsel and Secretary

InfoSpace, Inc.

601 108th Avenue NE, Suite 1200

Bellevue, Washington 98004

(425) 201-6100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer  [  ]    Accelerated filer ☑     Non-Accelerated filer  [  ]    Smaller reporting company  [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value, of InfoSpace, Inc.	9,651,091	$8.12	$78,366,858.92	$5,587.56

(1)	The number of shares of common stock, par value $0.0001 per share, stated above includes Common Stock, options, and other rights to acquire Common Stock under the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	This calculation is estimated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act on the basis of the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on September 23, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 ( “Registration Statement”) is being filed by InfoSpace, Inc., a Delaware corporation (the “Registrant”), relating to 9,651,091 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible directors, officers, employees, and other service providers of the Registrant under the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan (the “Plan”). The Common Stock being registered hereunder is in addition to the 10,395,603 shares of Common Stock issuable under the Plan that were registered on the Registrant’s Form S-8s filed on December 18, 1998 (File No. 333-69165), June 25, 1999 (File No. 333-81593), July 27, 2000 (File No. 333-42340), April 6, 2001 (File No. 333-58420), and December 12, 2006 (File No. 333-139284), which are incorporated herein by reference (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC” or the “Commission”) are hereby incorporated by reference in this Registration Statement, other than information in a report or document that is “furnished” and not “filed” pursuant to the applicable rules and regulations of the SEC:

A.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010;

B.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 6, 2010;

C.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 4, 2010;

D.	The Registrant’s Current Reports on Form 8-K, filed with the SEC on February 16, 2010, March 23, 2010, May 12, 2010, September 17, 2010, and September 24, 2010;

E.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2009; and

F.	The description of the Registrant’s common stock, par value $0.0001 per share, contained in the registration statement on Form 8-A/A (File No. 000-25131) filed with the SEC on June 5, 2009, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of a corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws. The Charter also provides that any amendment or repeal of the right of indemnification provided under the Charter will not be adversely affected for acts or omissions occurring prior to such amendment or repeal.

The Registrant’s Restated Bylaws, as amended (“Bylaws”), provide for indemnification of the Registrant’s officers and directors to the maximum extent permitted by the DGCL and establish such right to be a contract right. The Bylaws also provide that expenses incurred by an officer or director of the Registrant (acting in his or her capacity as such) in defending any such action, suit, or proceeding in advance of its final disposition shall be paid by the Registrant, subject to DGCL requirements. The Bylaws also provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the Registrant may purchase and maintain insurance to protect itself and any such person against any such expenses, liability, and loss, whether or not the Registrant would have the power to indemnify such person against such expenses, liability, or loss under the DGCL or the Bylaws.

In addition, the Registrant has entered into contractual indemnification agreements with each director and certain officers of the Registrant, as designated by the Registrant’s Board of Directors, to indemnify such individuals to the full extent permitted by law. These agreements also address certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the DGCL. The Registrant also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K as filed with the SEC on March 27, 2003)
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on June 5, 2009)
4.3	Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed with the SEC on November 20, 2007)
4.4	InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on December 11, 2006)
4.5*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Nonqualified Stock Option Letter Agreement for Nonemployee Directors
4.6*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Nonqualified Stock Option Letter Agreement for Vice Presidents and Above
4.7*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Nonqualified Stock Option Letter Agreement
4.8*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement for Nonemployee Directors
4.9*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement for Vice Presidents and Above
4.10*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement
5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 30, 2010.

INFOSPACE INC.

By:	/s/ Alesia L. Pinney
Alesia L. Pinney
General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Binder and Alesia L. Pinney, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William J. Lansing William J. Lansing	Chief Executive Officer, President and Director (Principal Executive Officer)	September 30, 2010

/s/ David B. Binder David B. Binder	Chief Financial Officer (Principal Financial Officer)	September 30, 2010

/s/ Eric M. Emans Eric M. Emans	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2010

/s/ James F. Voelker James F. Voelker	Chairman	September 30, 2010

/s/ John E. Cunningham, IV John E. Cunningham, IV	Director	September 30, 2010

/s/ Jules Haimovitz Jules Haimovitz	Director	September 30, 2010

Richard D. Hearney	Director

/s/ Elizabeth J. Huebner Elizabeth J. Huebner	Director	September 30, 2010

/s/ Braden R. Kelly Braden R. Kelly	Director	September 30, 2010

William J. Ruckelshaus	Director

Lewis M. Taffer	Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K as filed with the SEC on March 27, 2003)
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on June 5, 2009)
4.3	Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed with the SEC on November 20, 2007)
4.4	InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on December 11, 2006)
4.5*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Nonqualified Stock Option Letter Agreement for Nonemployee Directors
4.6*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Nonqualified Stock Option Letter Agreement for Vice Presidents and Above
4.7*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Nonqualified Stock Option Letter Agreement
4.8*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement for Nonemployee Directors
4.9*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement for Vice Presidents and Above
4.10*	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement
5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith